Exhibit 99.1 Barnes Group Inc. 123 Main Street Bristol, CT 06010
NEWS RELEASE
BARNES GROUP INC. NAMES JULIE K. STREICH SENIOR VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER

BRISTOL, Conn., April 29, 2021 — Barnes Group Inc. (NYSE: B), a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, today announced the appointment of Julie K. Streich to the position of Senior Vice President, Finance and Chief Financial Officer, effective May 3, 2021.

“Julie is a proven leader with deep and extensive experience in a variety of multi-billion dollar publicly- traded companies in the energy, consumer services and manufacturing sectors and comes with an impressive background and proven strategic leadership in corporate finance, financial planning and analysis, mergers & acquisitions, business development, and process automation,” said Patrick J.
Dempsey, President and Chief Executive Officer, Barnes Group Inc. “I am excited to have Julie as a key member of our senior leadership team and business partner. I expect her to have an immediate, positive impact on the business, helping us drive long-term profitable growth.”

Prior to joining the Company, Ms. Streich served in various roles of increasing responsibility at Centrica PLC—an international energy services and solutions business—from 2012 to 2020, most recently as the Senior Vice President, Head of Finance Operations from 2019 to 2020. Ms. Streich previously served as Vice President, Head of Global Planning and Analytics at Centrica from 2017 to 2019. Prior to joining Centrica in 2012, Ms. Streich held positions of increasing responsibility in finance, sales, strategy, business development and banking with Pentair Process Technologies, Irwin Financial Corporation, Eagle Materials, MeadWestvaco, and Menasha Corporation.

“I am excited to join Patrick and the talented senior leadership team at Barnes and I look forward to working with the team to execute on the Company’s priorities, accelerate growth and enhance value for all stakeholders,” said Streich.

Marian Acker, who has served as interim CFO since January 1, 2021, will continue her duties as Vice President, Controller. “On behalf of the entire Barnes Group team, I want to thank Marian for her excellent leadership during this transition period,” said Dempsey.

About Barnes Group
Barnes Group Inc. (NYSE: B) is a global provider of highly engineered products, differentiated industrial technologies, and innovative solutions, serving a wide range of end markets and customers. Its specialized products and services are used in far- reaching applications including aerospace, transportation, manufacturing, automation, healthcare, and packaging. The skilled and dedicated employees of Barnes Group around the globe are committed to the highest performance standards and achieving consistent, sustainable profitable growth. Barnes Group is committed to corporate accountability and furthering environmental, social and governance principles as evidenced by our listing as one of America’s Most Responsible Companies by Newsweek. For more information, visit www.BGInc.com.

Forward-Looking Statements
This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address our expected future operating and financial performance and financial condition, and often

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contain words such as "anticipate," "believe," "expect," "plan," "estimate," "project," “continue,” “will,” “should,” and similar terms. These forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. These risks include uncertainties relating to conditions in financial markets; future financial performance of the industries or customers that we serve; risks associated with international sales and operations; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in Barnes Group Inc.’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q, and 8-K. The Company assumes no obligation to update our forward-looking statements.

Contact:
Barnes Group Inc.
William Pitts
Director, Investor Relations 860.583.7070

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